Exhibit 31.1

CERTIFICATION

I, Daniel R. Coker, certify that:

1.	I have reviewed this annual report on Form 10-K/A of Gentherm Incorporated; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Daniel R. Coker
Daniel R. Coker
President & Chief Executive Officer
May 3, 2013